May 16, 2014

Securities  Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



            RE
American Depositary
Shares evidenced by Each
1 American Depositary
Share representing Fifty
50 deposited shares of
	Proto Resources
Investments Ltd. Form F6
File No. 333178216


Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act
of 1933, as amended, on
behalf of BNY Mellon, as
Depositary for
securities against which
American Depositary
Receipts are to be
issued, we attach a copy
of the new prospectus
Prospectus reflecting
the new ADR Ratio for
Proto Resources
Investments Ltd.

As required by Rule
424e, the upper right
hand corner of the
Prospectus cover page
has a reference to Rule
424b3 and to the file
number of the
registration statement
to which the Prospectus
relates.

Pursuant to Section III
B of the General
Instructions to the Form
F6 Registration
Statement, the
Prospectus consists of
the ADR certificate with
the revised ratio for
Proto Resources
Investments Ltd.

The Prospectus has been
revised to reflect the
new ratio, and has been
overstamped with
     Effective May 19,
2014 the American
Depositary Share Ratio
changed to each 1
American Depositary
Share represents Two
Hundred Deposited Shares
1200.
Please contact me with
any questions or
comments at 212 8158162
Arlene C. Villareal
The Bank of New York
Mellon  ADR Division
Encl.
                  CC
Paul Dudek, Esq. Office
of International
Corporate Finance